UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2023

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2023, Verra Mobility Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 8, 2023, as part of its periodic review of corporate governance matters, the Board of Directors (the “Board”) of the Company approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately (the “Bylaw Amendments”). The Bylaw Amendments implement certain procedural requirements related to director nominations by stockholders in light of the “universal proxy” rules adopted by the U.S. Securities and Exchange Commission (“SEC”) and make the Bylaws more consistent with current practice for Delaware corporations. Among other things, the Bylaw Amendments:

•
address “universal proxy” rules adopted by the SEC by: (i) requiring compliance with the universal proxy rules; (ii) limiting the number of directors that can be nominated by a stockholder to the number of directors then subject to re-election; (iii) providing, upon request by the Company, evidence of a nominee’s consent to being named in the Company’s proxy statement; (iv) providing that a stockholder nomination will be deemed null and void if the nominating stockholder fails to comply with the universal proxy rules; and (v) addressing the color of proxy cards reserved for use by the Board;
•
include disclosure requirements for synthetic equity and material interests and relationships between the proposing stockholder, on the one hand, and the Company, on the other hand;
•
update the parties who have power to call a special meeting of stockholders;
•
include disclosure requirements for director nominees; and
•
establish a more orderly process for stockholders seeking to propose business or nominations to be considered at a stockholder meeting.

The Bylaw Amendments also include other conforming, technical and ministerial changes.

The foregoing description of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company will host a conference call and live webcast to discuss its third quarter 2023 financial results on November 9, 2023, at 5:00 p.m. Eastern time. Live and archived webcasts of the presentation will also be available on the Company’s investor relations website at ir.verramobility.com, although the Company reserves the right to discontinue that availability at any time.

On November 9, 2023, the Company posted supplemental investor materials on its investor relations website. The Company uses its investor relations website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

The information being furnished pursuant to Item 2.02, including Exhibit 99.1, and Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 9, 2023, the Company announced that its Board approved a new stock repurchase program which authorizes the Company to repurchase up to $100 million of its Class A common stock over the next eighteen months from time to time in open market transactions, accelerated share repurchases or in privately negotiated transactions as permitted under applicable rules and regulations. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
3.1	Amended and Restated Bylaws of Verra Mobility Corporation (as of November 8, 2023).
99.1	Press Release, dated November 9, 2023, issued by Verra Mobility Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2023	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer